                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Evergreen Media Corporation:


We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-93874 and 33-12453) and Form S-8 (Nos. 33-83124 and 333-04379) of
Evergreen Media Corporation, Inc. of our report dated June 28, 1996, relating to the balance sheet of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.) as of December 31, 1995 and the related statements of operations and retained earnings and cash flows for the year then ended, which report appears in the Form 8-K dated September 30, 1996 filed by Evergreen Media Corporation.



                                   KPMG Peat Marwick LLP


Saint Petersburg, Florda
September 30, 1996